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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                               FEBRUARY 10, 1997
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                         VENTANA MEDICAL SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



        DELAWARE                         0-20931                  94-2976937
----------------------------         ----------------        -------------------
(State or other jurisdiction         (Commission File         (I.R.S. Employer
    of incorporation)                    Number)             Identification No.)



                        3865 NORTH BUSINESS CENTER DRIVE
                             TUCSON, ARIZONA 85705
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                    (Address of principal executive officer)



                                 (520) 887-2155
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              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS.

        In January 1997, four individuals who are former BioTek noteholders who held in the aggregate approximately $1.1 million in principal amount of BioTek notes filed an action, Tse, et al. v. Ventana Medical Systems, Inc., et al., No. 97-37, against the Company and certain of its directors and stockholders in the United States District Court for the District of Delaware. The complaint alleges, among other things, that the Company violated federal and California securities laws and engaged in common law fraud in connection with the BioTek shareholders' consent to the February 1996 merger of BioTek into Ventana and the related conversion of BioTek notes into Ventana notes. Plaintiffs seek substantial compensatory damages several times in excess of the principal amount of their BioTek notes, as well as substantial punitive damages, and fees and costs. Based on the facts known to date, the Company believes that the claims are without merit and intends to vigorously contest this suit. After consideration of the nature of the claims and the facts relating to the merger and the BioTek note exchange, the Company believes that it has meritorious defenses to the claims and that resolution of this matter will not have a material adverse effect on the Company's business, financial condition and results of operations; however, the results of the proceedings are uncertain and there can be no assurance to that effect.
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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VENTANA MEDICAL SYSTEMS, INC.



Dated:  February 9, 1997                By:  /s/  R. MICHAEL RODGERS
                                             ---------------------------------
                                             Name:  R. Michael Rodgers
                                             Title: Vice President and Chief
                                                    Financial Officer